Exhibit 99.1

Prelude Therapeutics Announces $25 Million Private Placement

WILMINGTON, DE, Dec. 11, 2023 – Prelude Therapeutics Incorporated (Nasdaq: PRLD) (“Prelude” or the “Company”), a clinical-stage precision oncology company, today announced a private placement that the Company estimates will result in gross proceeds of approximately $25 million before deducting estimated offering expenses payable by the Company. Proceeds from the private placement will be used to primarily fund the continued advancement of its SMARCA2 portfolio, for working capital and general corporate purposes.

The proceeds from this private placement, combined with current cash and cash equivalents, are expected to be sufficient to fund the Company’s current operating plan into 2026.

Dr. Kris Vaddi, CEO of Prelude stated, “This additional funding allows us to further resource our SMARCA2 portfolio by rigorously advancing the clinical development of our IV molecule, PRT3789, and progressing the oral program into the clinic. We look forward to providing initial clinical results from PRT3789 and initiating clinical development of our oral program in the second half of 2024.”

Terms of the private placement, with certain institutional accredited investors, include an agreement to purchase pre-funded warrants of 7,936,759 shares of Prelude’s common stock at a price of $3.1499 per warrant, each with an exercise price of $0.0001 per share. The volume-weighted average trading price of the Company’s common stock over the last five trading days is $3.04. Prelude will pay no placement fees in connection with the financing. The closing of the private placement is subject to customary closing conditions and is expected to occur on or about December 13, 2023.

The securities in the private placement have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to certain registration rights related to the resale of the shares of common stock issuable upon the exercise of the pre-funded warrants purchased in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the timing of the closing of the private placement, the sufficiency of Prelude’s cash runway into 2026, and Prelude’s planned use of proceeds. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude’s ability to fund development activities and achieve development goals, Prelude’s ability to protect intellectual property, and other risks and uncertainties described under the heading “Risk Factors” in Prelude’s Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Reports on Form 10-Q and other documents that Prelude files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

About Prelude Therapeutics

Prelude Therapeutics is a clinical-stage precision oncology company developing innovative drug candidates targeting critical cancer cell pathways. The Company’s diverse pipeline is comprised of highly differentiated, potentially best-in-class proprietary small molecule compounds aimed at addressing clinically validated pathways for cancers with selectable underserved patients. Prelude’s pipeline includes three candidates currently in clinical development: PRT3789 an IV administered, potent and highly selective SMARCA2 degrader, PRT2527, a potent and highly selective CDK9 inhibitor, PRT3645 a next generation CDK4/6 inhibitor, and a preclinical oral candidate targeting SMARCA2. For more information, visit our website and follow us on LinkedIn.

Investor Contact:
Lindsey Trickett
Vice President, Investor Relations

240.543.7970
ltrickett@preludetx.com

Media Contact:
Helen Shik

Shik Communications

617.510.4373